UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        October 22, 2018

U.S. Xpress Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-38528	62-1378182
(Commission File Number)	(I.R.S. Employer Identification No.)

4080 Jenkins Road
Chattanooga, Tennessee	37421
(Address of Principal Executive Offices)	(Zip Code)

(423) 510-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 22, 2018 (the “Separation Date”), John W. White, a named executive officer, ceased to serve as an employee and Chief Sales and Marketing Officer of U.S. Xpress, Inc., a Nevada corporation and subsidiary of U.S. Xpress Enterprises, Inc. (the “Company”).

Effective with the termination of his employment as of the Separation Date, Mr. White is contractually entitled to receive severance benefits consistent with the provisions in his Amended and Restated Employment and Non-Competition Agreement with the Company dated April 13, 2018 relating to termination of employment by the Company without cause and as described in the Company’s final prospectus dated June 13, 2018 filed pursuant to Rule 424(b)(4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Xpress Enterprises, Inc.
(Registrant)

Date: October 26, 2018	By:	/s/ Eric A. Peterson
Eric A. Peterson
Chief Financial Officer, Treasurer, and Secretary